Exhibit 99.1

An Award-Winning Product

For a $50 Billion Personal Defense Market

GUARDIAN 8 HOLDINGS

[OTCBB: GRDH]

Confidential Information Memorandum

November 2012

All interested parties should contact C. K. Cooper & Company to receive more details on this opportunity.

Daniel E. Sirvent Director Phone: (949) 477-9300 x2055 dsirvent@ckcooper.com	Alec E. Alessi Associate Director Phone (949) 477-9300 x2061 aalessi@ckcooper.com

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Disclaimer

The information presented in this Confidential Information Memorandum (the “Memorandum” or “CIM”) and any related evaluation materials (collectively, the “Information Materials”) is highly sensitive and confidential and is to be used by authorized parties for informational purposes only, in regard to Guardian 8 Holdings (the “Company”) and its wholly owned operating subsidiary (Guardian 8 Corporation).  The recipient (“Recipient”) of this Memorandum agrees upon and by its receipt not to reproduce, duplicate, or reveal, in whole or in part, information presented herein without the written permission of the Company.

The information contained in the Information Materials was compiled by the Company and other third-party sources.  Estimates contained herein have been prepared by the management of the Company and involve significant elements of subjective judgment and analysis and are based on certain assumptions.  Actual results may vary from estimates, and these variations may be material.

This presentation contains statements and estimates with respect to the anticipated future performance of the Company that may be deemed to be “forward‐looking statements.”  These statements and estimates reflect various assumptions made by the company concerning anticipated results, with may or may not prove to be correct.  All statements contained in the presentation that address operating performance, future direction, management and control of company, events or developments that are expected to occur in the future (including statements related to earnings, expectations, sales of assets, capital expenditures, or statements expressing general optimism about future operating results) are forward‐looking statements.  Actual results could differ materially from those reflected in the forward‐looking statements contained herein as a result of a variety of factors, many of which are beyond the Company’s control.

The Company is in the development stage and to date has not generated any revenue. In the future the Company may not be profitable and the securities of the Company may, ultimately, have little value. At the present time, there is a limited market for the Company’s common stock on the over-the-counter bulletin board under the trading symbol “GRDH”.  However, the Company considers its common stock to be extremely thinly traded and any reported sales prices may not be a true market-based valuation of the Company’s common stock.

No representation or warranty, expressed or implied, is made as to the accuracy or completeness of the information contained in this overview, and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future.  The Information Materials do not purport to contain all of the information that may be required to fully evaluate the Company for any potential business relationship or share holdings, and any Recipient should conduct its own independent analysis and due diligence process.

This presentation has been prepared by the Company’s management and includes information from other sources believed by management to be reliable.  No representation or warranty, express or implied, is made as to the accuracy or completeness of any of the information set forth herein.  The Information Materials may contain summaries of the terms of certain documents and agreements, but reference is made to the actual documents and agreements for the complete information contained herein. The information contained herein is as of November 1, 2012 and is subject to change, completion or amendment without notice.

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Forward Looking Statements

This Memorandum contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words.  These forward-looking statements present the Company’s estimates and assumptions only as of the date of this Memorandum.  Accordingly, the Recipient is cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made.  The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made.  The Recipient should, however, consult further disclosures made by the Company in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY.  ANY SUCH OFFER MUST BE ACCOMPANIED BY AN OFFERING DOCUMENT.

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Executive Summary

Guardian 8 Holdings [OTCBB:GRDH], through its wholly owned subsidiary, Guardian 8 Corporation, develops and manufactures innovative personal security devices designed to deliver layered defense for low-impact de-escalation and risk mitigation.

Guardian 8 Holdings is a publicly traded Nevada corporation with its headquarters in Scottsdale, Arizona.

The Company has recently completed research & development efforts on the G8 Pro V2, a unique and innovative product which combines 8 non-lethal technologies designed to prevent and protect individuals from aggressors and assailants, while notifying law enforcement authorities and other stakeholders of the situation.

The G8 ProV2 is a small, easy to use hand-held device that integrates a thoughtful collection of non-lethal technologies including a: Laser Spotter, LED Strobe Light, Alerting Siren, Camera, Microphone, and O.C. Pepper Spray to give the user a single solution for effectively defending against aggressive subjects from up to 50 feet away.

The unit’s inherent risk mitigation capabilities are further enhanced through the patented use of Bluetooth® enabled emergency notification technology creating a Command Center Communication Link and Incident Recording Capabilities.  Finally, the G8 Pro V2 is designed to support additional Device Customizations to modify or disable features according to any customer’s security & personnel policies and requirements.

In 2011, Guardian 8 received an ASIS Accolades “Security’s Best” Award for its first generation device, placing it among just 10 companies to earn this coveted designation at the 2011 ASIS International professional security conference.

Guardian 8 Holdings is now focused on marketing its innovative and patented personal defense solution to professional security organizations, private professionals, along with individuals and families.  In an effort to rapidly advance the Company’s market position, and capitalize on its first mover market position, Guardian 8 Holdings is preparing to raise additional capital to support initial market production to meet pent up demand, expand its sales & marketing capabilities and reach, and to finance the development of a consumer version of the G8 Pro V2 which the Company believes will further expand its total addressable markets.

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Company Highlights

Guardian 8 Holdings is rapidly earning its place at the forefront of new security device technology that can revolutionize the professional security and personal defense marketplace worldwide.

•	Key management includes former Smith & Wesson [SWHC] and Taser® International [TASR] executives.

•	Proven technology developed in collaboration with major prospective clients and a field-ready workforce (certifications already in place) awaiting product delivery.

•	Vibrant target market comprised of U.S. professional security personnel is 4x times larger than the public law enforcement workforce.

•
Contrasted with federal, state & local public safety budgets which have come under substantial economic pressures and budgetary reductions, G8’s target market consists of private sector customers whose choices are driven by ROI from improved safety and reduced liability costs.

•
Private sector target market decision making improves customer communications, demand visibility and speed to market, when compared to products and services that are dependent upon governmental decision making processes.

•	Global market that includes countries in which physical safety & security represents a critical problem and/or where lethal firearms are restricted even within professional law enforcement.

•
Significant financial and personal costs & liabilities stemming from attacks on security personnel by suspected intruders and assailants represent a leading concern among corporations, institutions and the insurers.

•
Readily available consumer market driven by increasing concern over personal safety and defense stemming from risks that include personal assault, robbery, burglary, home invasion, kidnapping and random acts of violence in public areas.

•
Negative public sentiment, statutory restrictions and the personal risks associated with the use of lethal firearms or Taser® devices for personal protection collectively form a favorable platform for a non-lethal personal defense solution.

•	Recurring revenue opportunities (Instructor Training, Consumables) to account for an estimated 30% of annual revenue.

•	Received a “Security’s Best” accolade from a globally recognized professional security industry association.

Guardian 8 plans to market its personal defense solution to over 3 million professional security personnel in the U.S., as well as to individuals and families through a consumer model version planned for release in 2014.  Industry estimates indicate that the U.S. domestic and international total addressable market (TAM) for G8’s private security devices represents approximately $50 Billion.

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Company Overview

Headquartered in Scottsdale, Arizona, Guardian 8 Holdings is a publicly traded launch stage holding company engaged in developing and marketing personal security devices that incorporate an integrated combination of countermeasures to help defend against personal attacks.

History & Public Existence

On November 30, 2010, Guardian 8 Corporation, a Nevada corporation incorporated in June of 2009, merged with Global Risk Management & Investigative Solutions (“Global Risk”) a company reporting under the Securities Act of 1934, through a “reverse merger” transaction whereby Guardian 8 Corporation became a wholly owned subsidiary of Global Risk.  Concurrent with the closing of the merger, Global Risk changed its name to Guardian 8 Holdings.

In March of 2012, the Company filed with the Depository Trust Company (DTC) for electronic clearing of its common stock, receiving DTC approval for electronic clearing on May 7, 2012.  In addition, the Company has decided to file a registration statement on Form S-1 to register 100% of the shares held by stockholders of record as of April 1, 2012.  Further, in May of 2012, GRDH executed a letter of intent with an investment banking advisor to pursue a public offering of its common stock and concurrently seek a listing of its common stock on a national stock exchange.

As of September 30, 2012, the Company had no revenues and has had only limited operations; and is therefore classified as a development stage company.

Primary Business Strategy

Guardian 8 completed the initial design of its first generation product under development in 2011.  The Company tested these prototypes through a number of different venues and collected feedback and input on suggested design changes.  As a result, the Company elected to incorporate a significant number of upgrades and enhancements, and to make modifications to the initial design to improve reliability, durability and efficiencies.

The G8 Pro V2 was introduced in the second quarter of 2012.  This model was developed in response to demands from professional security guards, seeking a robust design as well as highly functional tool for their duty belt.  The G8 Pro V2 will also be available to security conscious industries where staff safety is an ongoing priority.  The Company expects to have the product in the marketplace first quarter of 2013, following the finalization of production tooling and initiation of LRIP (“Low-Rate Initial Production”).

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U.S. Private Security Services Market

According to the U.S. Department of Labor, over 3.2 million Americans worked in the protective services industry as of May 2011, or nearly 4 times the 850,380 sworn police officers & investigators who work in professional law enforcement and are currently supported by the lethal/less-lethal weapons manufacturers.

The Justice Policy Institute (JPI) estimates that the U.S. spends more than $100 Billion annually on professional law enforcement, before the inclusion of expenditures on private security personnel.  In 2007, approximately 77% of police spending was by local governments whose budgets and resources have been strained in recent years.

Professional Security Guarding Market

The Protective Services Industry includes individuals employed in prisons and correctional facilities (public & private), gaming surveillance officers, transit and railroad police, recreational protective service workers including fish and game wardens, along with over 1 million professional private security guarding officers.

Professional security guards are employed by a combination of contract security guarding companies and the private security departments of global corporations, organizations and institutions.

According to the American Society of Industrial Security (ASIS), 34.5% of companies outsource their security guarding requirements with contract security guard companies.

An additional 56.5% of the market is represented by “in-house” corporate or organizational security personnel, indicating that direct corporate security customers could provide an extremely attractive customer opportunity in the U.S.

The U.S. Department of Labor further predicts that the Professional Security Guarding market will demand more than 200,000 additional workers, growing by nearly 20% from 2010-2020, and representing 55% of projected total job creation within the Protective Services Industry.

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U.S. Security Guarding Market

According to The Freedonia Group, in 2009 the top 5 security guarding companies controlled 33% of the U.S. contract security market.  While this is indicative of a highly fragmented market, recent estimates of the largest 50 contract security companies reflect combined annual U.S. revenues of ~$10Bn and combined security officer personnel of nearly 350,000, indicating that a substantial market opportunity exists within a relatively concentrated target customer market.

Of the leading security guarding companies, the 10 companies presented in the table below account for approximately 300,000 security officers in the United States, or nearly one-third of the total estimated Americans employed as professional security guarding officers.

Guardian 8 has established contacts with many of the largest security guarding companies which entail collaborative design, development and documentation efforts to ensure that the final product meets existing customer requirements for functionality and security.  As a result, Guardian 8 has not only identified these contract security providers as ideal launch customers, but has also made significant progress in establishing the value and significance of the G8 Pro V2 within this segment.

In addition, many of these companies employ tens of thousands more security guards internationally and consequently represent direct channels to a global professional user base in nearly every major market in the world.

As specific examples, G4S (Wackenhut) reports that they employ 125,000 security guards in the country of India alone, and Inter-Con Security employs over 25,000 security guards worldwide.

Company	Revenues ($MM)	Security Officers
Securitas Security Services USA	$2,700	100,000
G4S (Wackenhut)	$2,600	38,000
AlliedBarton Security	$1,700	51,000
Akal Security	$1,000	12,000
Universal Protection Services	$600	14,000
US Security Associates	$540	34,000
Guardsmark	$510	18,500
ABM Industries (ACSS)	$350	15,000
Day & Zimmerman	$180	4,000
Inter-Con Security Systems	$150	4,300
Source: SECURITY Magazine, Public Company Filings & Industry Source. Security Officer Estimates reflect U.S. Personnel Only.

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U.S. Security Guarding Market (Con’t)

Total U.S. estimates of the number of contract security companies range from conservative figures of 8,000 in the U.S. to as many as 14,000 according to Robert H. Perry & Associates, pointing to an extremely large number of firms with fewer than 10 officers each.

According to 2009 Dun & Bradstreet research, contract security firms with 100 or more employees represented 69.0% of the industry employee base, while 70.8% of contract security firms had fewer than 10 employees.

Source: Dun & Bradstreet, Contract Security Firms Company Data (2009)

While these firms may be more challenging to address with a direct internal sales & marketing approach, Guardian 8 has made preparations through a well-conceived online marketing and inbound sales system to capture smaller order lots and effectively train, service and support smaller organizations.

In addition, the market recognition already received by the G8 Pro V2 through the Company’s industry involvement, active participation and award winning innovation have driven more than 750 prospective customer contacts into their SalesForce.com registry.

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Global Private Security Services Market

Global Private Security Services Market

The global security services market as estimated by The Freedonia Group is projected to grow 7.4% annually and reach $214 Billion in 2014.  In addition, it is estimated that professional security officers outnumber law enforcement by a 10 to 1 ratio internationally

Guardian 8 has already received interest from more than 2 dozen dealers representing 18 foreign countries, with most prepared to purchase the product immediately for distribution abroad.  International interest includes indications of interest from Security Companies, Distributors and Executive Protection providers.

Guardian 8’s SalesForce.com database contains over 750 contacts who have expressed interest in purchasing G8 Pro V2 units as they become available to the marketplace.  Among these contacts are representatives from countries shown in “green” in the map below, representing a remarkable degree of international reach for a development stage company and a promising market channel for reaching millions of professionals, and potentially tens of millions of consumers.

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Estimated $50 Billion Global Market Opportunity

Based upon available market and industry data, estimates developed by L.A. Davis & Associates place the aggregate revenue opportunity based on the proposed retail unit price, to U.S. and International professionals and consumers at approximately $50 Billion.

A significant contributor to the magnitude of this opportunity is the diversity and size of established market applications.  Guardian 8’s innovative device appeals to security professionals across a broad range of industries, both domestically and internationally, and holds promise as a unique and effective personal defense device for consumers.

Immediate, Critical Need for Professional Security Officers

CRITICAL SAFETY & SECURITY CONCERNS

According to the U.S. Bureau of Labor Statistics, the 2007 fatality rate per 100,000 workers among professional security guards and gaming surveillance officers was more than twice (2x) that of all other workers.  Of important significance to their study was the discovery that 61% of security guard fatalities were due to violent acts which included homicide and non-homicide (e.g. manslaughter) incidents.

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U.S. Market Segmentation: Public Safety & Security

The U.S. Public Safety & Security industry is comprised of: Federal; State & Local; and Private Sector safety and security markets and employs a combined 4 Million Americans.

Market Segment	Dept of Homeland Security & Federal Enforcement	Professional Law Enforcement	Private Sector Safety & Security
Annual Expenditures	~$60 Billion (DHS)	~$100 Billion	New Market Opportunity
# Workers	~210,000 F/T (DHS)	~850,000	~3.2 Million
Device Type	Lethal/ Less-Lethal	Lethal/ Less-Lethal	Non-Lethal
Customers/ Departments/ Agencies
Dept. of Homeland Security
U.S. Customs & Border Patrol
Immigration, Customs &
Enforcement (ICE)
U.S. Coast Guard
Transportation Security Admin.

Federal Law Enforcement
U.S. Secret Service
U.S. Marshall Service
Internal Revenue Service
FBI, CIA, NSA, ATF

State & Local Agencies State Police County Sheriff Police Officers Detectives Investigators
Professional Security
Securitas
G4S (Wackenhut)
Guardsmark

Physical Security
Industrial Facility Security
Commercial Facility Security
Community Facility Security
State & Local Office Buildings
Prisons & Corrections

Personnel Protection
High Profile Persons
Real Estate Agencies

Personal Security (Consumers)
Home Protection
Auto/Car-Jack Protection
Recreational Protection

Competitors	SWHC; Sturm-Ruger; Remington; H&K; Colt Taser®	SWHC; Sturm-Ruger; Remington; H&K; Colt Taser®	Ruger® Ultra is the only multi-tool competitor.
Note: Federal sector spending & workers relate only to the Dept. of Homeland Security (“DHS”), and exclude budget and worker data for Federal Law Enforcement Agencies, DHS Contract/PT workers and U.S. Coast Guard personnel.

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Critical Security Market Challenges

COMPLEXITY & VARIABILITY OF THREATS

The awareness of the importance of security and risk management has exploded in the past decade, as domestic and international threats have gained recognition from corporations and consumers in ways previously reserved for professional law enforcement personnel.  In addition, the increasing complexity of these risks, along with greater variability in the mode in which threats may develop, have led to difficulties in effectively and safely managing the business of physical security and protection.

TECHNOLOGY COSTS & RETURNS

Government, corporations and individuals have begun to recognize that spending limited financial resources on an innumerable array of technologies that don’t work together is a losing proposition.  Advanced video camera & recording systems can capture an attack, but they can’t prevent or deescalate one and the system operators may find themselves in harm’s way without an effective means of protecting themselves.  Engaging an army of security personnel also has obvious financial limitations, and doesn’t offer much in the way of documentation or threat mitigation if they lack the tools to intervene without placing themselves at substantial personal risk.

As a result, the costs of technology continue to expand without necessarily improving safety, reducing risk or preventing losses from occurring.  Guardian 8’s security technology introduces the first solution of its kind to integrating a customer’s total security strategy, at the most responsive node within the system: security personnel.

FORM, FUNCTION & FLEXIBILITY

Guardian 8’s investments in a collaboratively designed, non-lethal security device offer a solution in a small, hand-held form that inspires confidence in its users.  The functionality to support forward (toward an attacker) and backward (with the command center) communication and intervention enables the individual with the best situational and tactical perspective to take appropriate, non-lethal action to mitigate risk and loss.

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Guardian 8’s Innovative, Non-Lethal Security Technology Solution

Key Product Platform: Introducing the G8 Pro V2

The G8 Pro V2 was designed to address safety and security concerns, and the personal and financial liabilities, associated with security devices that have traditionally been categorized as “less-lethal”.  Guardian 8’s founders and designers are comprised of a team of leaders who have decades of experience serving the military & defense, public law enforcement and private security markets.

Leveraging their first-hand expertise in developing and marketing side-arms and “less-lethal” security devices within globally recognized companies such as Smith & Wesson [NASDAQ:SHWC] and Taser International [NASDAQ:TASR], the Guardian 8 team has opened a new market opportunity through their bold development of an innovative and fully integrated “non-lethal” security technology solution.

The G8 Pro V2 combines an array of low impact tools to revolutionize a guard’s response to threatening situations. As a result, the G8 Pro V2 protects not only guards but also the security administrators, the companies they work for and the subjects too.

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Innovative Approach to Versatility in a Compact Form Factor

The G8 Pro V2 has also been ergonomically designed with ambidextrous controls, to ensure that the units can be used by any customer’s personnel and to mitigate any user difficulties, and additional manufacturing cost implications, arising from right-/left-handed design limitations.

In addition, the Company has collaborated extensively with a number of key prospective customers in order to tailor the design and functionality of their latest version G8 Pro V2 directly to the demanding specifications of the private security guarding market.

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Layered Defense Yields Increased Alternatives to Force

The G8 Pro V2 establishes overlapping protection zones with increasing levels of non-lethal response. Its thoughtful collection of proven technologies means guards now have a single solution for effectively defending against aggressive subjects from up to 50 feet away. The unit’s layered defense paradigm grants guards a flexible buffer zone – giving them the opportunity to most reasonably respond to the situation at hand.

360 Degree Command, Control & Communications

Rather than creating a product that repackages existing deterrents, Guardian 8’s development team has developed the G8 Pro V2 as a mobile “situational awareness & response” technology solution, thereby enabling users to interact and communicate with potential threats while also alerting and communicating with authorities and their own central command center.

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Risk Mitigation & Liability Management

The G8 Pro V2′s inherent risk mitigation capabilities are further enhanced through use of the unit’s on-board Command Center Communication Link and Incident Recording Capabilities. Through the patented G8 Pro V2’s Bluetooth® technology, guards access push-to-talk connectivity with support personnel. Audio and still images are automatically captured and stored every time the unit is armed.

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Fully Integrated Security Technology Solution

The G8 Pro V2 is the only market solution available that fully integrates a set of tools to dramatically improve a user’s ability to maintain control and communication in threatening situations.  Traditional security devices such as batons, pepper spray and mace have been focused strictly on the user/threat interaction, and have failed to provide solutions for the need users have for communicating with authorities and supervisors, as well as for documenting the nature and sequence of an engagement.

Command Center Communications Link: Sends pre-recorded alert and enables “Push-to-Talk” communication with command center.	Incident Auto-Record: Automatically Captures & Stores Incident Audio and Images.

Camera: Incident Image Capture.	Strobe Light: Restricts Attacker’s Field of Vision and Improves User’s Situational Awareness.

LED Laser Spotter: Communicates Warning and Improves Accuracy with O.C. Spray.	O.C. Pepper Spray: Disorients and Disrupts Attacker Momentum and Resolve.

Alert Siren: Calls Attention to the Incident Scene and can Disrupt Attacker Momentum and Resolve.	Device Customization: Flexibility to Control or Deactivate Features to Suit Customer Security Policies & Protocols.

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Vibrant Primary Launch Market: Professional Security

Market Size & User Population
Guardian 8 estimates the G8 Pro V2 target user market of professional security officers is 4x times the size of Taser International’s core market, which generates ~$100 Million in sales annually.

In addition, based on Taser International’s own public company filings and publications, recurring revenue relating to training and consumables constituted ~30% of Taser’s 2011 revenue.

Centralized, Private Sector Decision Making
Guardian 8 anticipates that given the comparatively concentrated nature of private sector decision making, when contrasted against the public sector market served by Taser, the Guardian 8’s management believes the G8 Pro V2 could experience more rapid market adoption rates, with lower customer acquisition costs.

Since private security services companies operate throughout the nation under a unified management, policy making and equipment purchasing organization there are far fewer customer contact points required in order to rapidly deploy devices to a large user population.

Projected Growth Rates In addition, the Company estimates that its initial target market is growing at a rate 2.5x times faster than professional law enforcement.

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Targeted Sales & Marketing Strategy

Geographic Markets: Domestic & International

Identified domestic prospects, coupled with Guardian 8’s emerging international recognition, provide the foundation for developing enhanced marketing channels both internally and through third-party distributors.

10 Most Common Users of Guarding Services

Once Guardian 8 has established a stable customer base with the contract security services companies, the Company intends to expand quickly into the private/in-house customer opportunities that exist among businesses engaged in the following industries and which represent the most common users of private security guarding services.

1.	Corporations

2.	Property Management

3.	Retail Shopping

4.	Industrial Plants

5.	Educational Facilities

6.	Healthcare/Hospitals

7.	Government Buildings

8.	Museums/Libraries/Cultural Facilities

9.	Utilities

10.	Seaports/Marinas

(Source: SECURITY Magazine, Top Guarding Companies Survey, 2006)

Identified Market Interest from Multiple Segments

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Secondary Market: Consumer Personal Defense & Security

Guardian 8’s Consumer Strategy Addresses a Unique “Hole in the Market”

The Freedonia Group projects that the U.S. market for Consumer Security Products for use in residential and automotive applications will increase from $14.6 Billion in 2011, to 25.8 Billion by 2021.  Projections for electronic & mechanical security product shipments are expected increase dramatically from $12.1 Billion to $19.4 Billion over the same period.

Consumer Market Guidelines

•	Targeting industries with personnel safety issues (real estate, 2nd and 3rd shift workers)

•	May involve more than 1 design (active women open carry; professionals w/concealed carry)

•	Lower price point ($199 max.)

•	Market research begins Q1 2014

•	Product delivers 2014 and will sync with back-to-school (college age)

Given the recurring public debate over gun control and limitations on private carrying rights, personal defense options remain limited.  In addition, many devices that are categorized as “less-than-lethal” are not appealing to individuals and families who are seeking ways to protect their homes, automobiles and lives.

In contrast, Guardian 8’s innovative non-lethal alternative to personal security offers consumers a means of defending against an attacker that truly minimizes the physical, and sometimes life threatening consequences that remain when employing so-called “less-than-lethal” means.

Comparison of Guardian 8’s Personal Defense Solution with “Less-than-Lethal” Devices

While the distinction may appear small, the consequences in the minds of consumers is highly meaningful when considering the objectives and even the product descriptions authored by the manufacturers of alleged “less lethal” or “less-than-lethal” devices.

Example #1: Product Marketing Description of a “Less-Lethal” Device

Device #1 is positioned as a less lethal response, yet the following description suggests stark similarities with lethal weapons which cater to military/para-military procurement terminology.

“[Device #1] is designed to be the premier system for situations requiring less lethal response. Completely dedicated to reduced lethality and liability, the basis of the [Device #1] concept lies in its ammunition.  The .68 caliber, 8.5 g weight projectiles utilize a fin stabilized polystyrene body and non-toxic bismuth forward payload to provide both a more accurate, greater effective range than other less than lethal weapons.  The primary effect of the projectile is trauma, which directly neutralizes the aggressor. In addition, secondary effects from the projectiles can be delivered via a chemical payload depending on mission requirements.  Magazines are 15 round capacity with a clear rear cover to allow for rapid ammunition payload verification.” [Identity withheld; Emphasis added.]

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Secondary Market: Consumer Personal Defense & Security

Example #2: Product Mechanism of Action Description for a “Less-Lethal” Device

While Device #2 represents a more human and less traumatic approach than Device #1, advocating an less forceful approach, the intended objective is incapacitation as opposed to deterrence and/or evasion.

“A stun gun generally relies on brute force or sheer power.  Instead, the [Device #2] pulsed output is really an elegant approach to incapacitating violent persons.  The [Device #2] pulses mimic the electrical signals used within the human body to communicate between the brain and the muscles.  The [Device #2] simulates the pulsed communications used within the nerves, and interferes with communication – like static on the telephone lines within the body.  The probes deployed from [Device #2] carry fine wires that connect to the target and deliver the [signals] into his neural network.  These pulses delivered by [Device #2] overwhelm the normal nerve traffic, causing involuntary muscle contractions and impairment of motor skills.”  [Identity withheld; Emphasis added.]

Comparison of Lethality & Liability by Device Type
TYPE	LETHAL WEAPONS	“LESS-LETHAL”	NON-LETHAL
Primary Users:	Military Law Enforcement	Law Enforcement High Profile Security	Private Security Consumers
Devices:	Rifles & Sidearms	Nightsticks/Batons Synthetic Projectiles ECD/ECW/EMDT1 (Stun Guns)	Auto/Keychain Alarms Pepper Spray Integrated Personal Security Devices

Objectives/ Outcomes:
Liability & Lethality:	~50% of Exposures result in Fatalities, with the balance inflicting bodily injury.2	Trauma; Incapacitation Reduced likelihood of fatalities. Risk of serious or permanent great bodily injury. ~78% of Baton Strikes result in reportable “Use of Force” injuries.3	Designed to avoid fatalities and minimize physical harm, while improving response time, and/or escape window.
Competitors:	Smith & Wesson; SturmRuger; Glock Colt; H&K	Barracuda Stun Guns Karbon Arms PhaZZer Stun Master Taser®	Guardian 8 - G8 Pro V2 Mace International PepperBall Ruger Ultra®

1Electronic Control Devices/Electronic Control Weapons/ElectroMuscular Distruption Technology
2UCLA King Hospital, Firearm Data (TASR 1Q12 Company Presentation)
3LAPD Use of Force Study, Sgt. Greg Meyer (TASR 1Q12 Company Presentation)

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[OTCBB: GRDH]

Current Valuation Perspectives

3rd-Party Valuation Analysis [L.A. Davis & Associates]

L.A. Davis & Associates (“LAD”) has evaluated the Company’s management, product offerings, growth strategy and market dynamics in order to arrive at estimates of current and possible future valuations for GRDH common stock.

LAD’s estimates and projections demonstrate the potential for Guardian 8’s revenues to exceed $26 Million by 2016, resulting in over $10 Million in EBITDA.

Based on these and other assumptions included in their report, LAD arrived at a current fair market estimate of GRDH common stock of $0.56 a share.

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[OTCBB: GRDH]

Potential Future Valuation Perspectives

Approach I: Established Market Predecessor

Guardian 8 Holdings benefits from having TASER® International [TASR] as a market analogue for our revenue model, growth trajectory and valuation perspectives.

Using TASR as a baseline, its maximum market capitalization was established in September 2004 and reached $1.84 Billion, just forty (40) months following their 2001 IPO.

Approach I
Assumption: GRDH reaches 10% of TASR Market Capitalization.
$184,000,000 45,000,000 GRDH fully diluted shares O/S (Post-Raise)
Implied Potential Future Share Price
~$4.09

Approach II: Market Penetration & Price/Earnings Multiple

Approach II
Assumption: GRDH reaches only 10% of 3,200,000 U.S. protective services personnel.
320,000 G8 Pro V2 Units Sold $68,800,000 Ann. Recurring Revenues 10x Price/Earnings Market Cap 45,000,000 GRDH fully diluted shares O/S (Post-Raise)
Implied Potential Future Share Price
~$15.29

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[OTCBB: GRDH]

Ownership & Capitalization Structure

Equity Capitalization

•	~ $1,300,000 of private equity raised to date

•	$650,000 of convertible debt (100% of company debt) converted to equity in Q2 2012

•	30,442,008 of common stock issued and outstanding a/o 8/10/2012

•	Authorized for up to 100,000,000 shares

•	10,000,000 preferred shares allotted; None Issued a/o 9/30/2012

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[OTCBB: GRDH]

Management Team

STEVE COCHENNET, CHAIRMAN & CEO
Steve is the CEO/President, Secretary, Treasurer and Chairman of Guardian 8. Prior to joining G8, Mr. Cochennet served as the President, CEO and Chairman of EnerJex Resources, Inc., a publicly traded and SEC registered company, from August 2006 to January 2011.  Before joining EnerJex, Mr. Cochennet formed and was the President of the CSC Group, LLC through which he supported clients that included Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, and various start up organizations.  CSC Group provided strategic planning, capital formation, corporate development, executive networking and transaction structuring services.  From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City within finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new start up operations.  Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System, and graduated from the University of Nebraska with a B.A. in Finance and Economics.

PAUL HUGHES, CHIEF OPERATING OFFICER
Mr. Hughes is COO of Guardian 8 and a United States Marine who was honorably discharged in 1991 after six years of enlisted service including Operations Desert Shield/Storm.  His distinguished service includes decoration for actions contributing to the liberation of Kuwait.  Mr. Hughes then joined Smith & Wesson [NASDAQ:SWHC] while the company was being returned to US ownership and a listing on the New York Stock Exchange.  His role as Brand & Licensing Manager allowed the company to leverage its 150 year-old brand and deliver alternative revenue streams during a critical reorganization of the company.  While at Smith & Wesson, Paul completed his MBA in Global Management & Leadership at Arizona State University.  In 2006, he joined TASER International [NASDAQ:TASR] as their newly established Director of New Markets where he was responsible for the discovery of expansion markets and the development of strategic and tactical plans to drive growth in the Institutional Corrections and Professional Security marketplaces. In January 2010, he completed the Entrepreneurship Development Program at M.I.T. and joined the Guardian 8 team in September 2010 to contribute his expertise in industry relations and product launch preparations.

KATHY HANRAHAN, INTERIM CHIEF FINANCIAL OFFICER & DIRECTOR
Ms. Hanrahan joined the GRDH board in December 2011.  Ms. Hanrahan is a private management consultant and the founder of New Horizons Management Inc. specializing in assisting small private companies prepare for their next phase of growth.  Prior to establishing her firm in 2010, Kathy served as the Co-Chairperson for the TASER Foundation Board of Directors, as well as the organization’s President and Chief Executive Officer.  Prior to her involvement with the TASER Foundation, Ms. Hanrahan served as the President and Chief Operating Officer of TASER International [NASDAQ:TASR].  During her more than 12 year tenure with TASER International, she filled numerous key executive roles.  In 2003, after two years of serving as the Company’s CFO, Kathy was asked to add the responsibilities for the Chief Operations Officer, specifically, the divisions of Manufacturing and Logistics to her areas of direct accountability.

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[OTCBB: GRDH]

Board of Directors

JIM NOLTON – DIRECTOR

Mr. Nolton Joined the GRDH board in December 2011.  Mr. Nolton currently serves as Strategic Business Development Manager for Orbital Sciences Corp. [NYSE:ORB] where he is responsible for leading multi-disciplinary engineering and financial teams through the entire new business development process, from concept architecture to contract definition and execution.  Prior to ORB, Mr. Nolton co-founded Mobility Electronics, an electronics design and manufacturing firm.  Prior to Mobility Electronics Mr. Nolton served as a Sr. Program Manager for Unitech Industries and as an Aerospace Systems Engineer & Proposal leader for General Dynamics.  Mr. Nolton has a Masters Degree in Global Business Strategies from USC/ASU and a Bachelors Degree in Mechanical Engineering from Northern Arizona University.

COREY LAMBRECHT – DIRECTOR

Mr. Lambrecht joined the GRDH board in December 2011.  He currently serves as President for Earth911 lnc. where he is responsible for day business operations, management, raising capital, board communication and investor relations.  Mr. Lambrecht has more than 14 years of experiences as a public company executive specializing in strategic acquisitions and new business development.  He was instrumental in arranging the financing for the acquisition of Smith & Wesson Holding Corporation [NASDAQ:SWHC] by the publicly traded Saf-T-Hammer Corp.  Mr. Lambrecht served as the President of Smith & Wesson’s Licensing, Advanced Technologies and Interactive Marketing divisions.  His prior experience includes serving as President of A For Effort, an interactive database marketing company, and as a pre-lPO founder of Premium Cigars International, and VP Sales/Marketing for ProductExpress.com.  He also serves as a Director for Lifestyle Wireless/Text-a-Day (leading Mobile Giving and Marketing Platforms) and for CUI Global Inc. [OTCBB:CUGI].  Mr. Lambrecht is a Certified Director from the UCLA Anderson Graduate School of Management accredited Directors program.

JAMES MILLER – DIRECTOR

Mr. Miller is a founder and founding Director of Guardian 8.  Mr. Miller retired in 2002 as Chief Executive of Utilicorp United’s business unit which had electric and natural gas transmission and distribution assets serving 1.3 million customers.  He joined Utilicorp in 1989 and served as President of Michigan Gas Utilities and as President of Utilicorp’s WestPlains Energy division. Miller currently is a member of the board of publicly traded EnerJex Resources, Inc. and has served on Boards of Corporations listed on the NYSE NASDAQ and Australian Stock Exchange.

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[OTCBB: GRDH]

KYLE EDWARDS – DIRECTOR

Mr. Edwards was the president and a director of Global Risk before the merger with Guardian 8. Mr. Edwards is also President of International Investigative Solutions, an investigative company specializing in employment backgrounds, gaming compliance, criminal and internal investigations. Mr. Edwards has thirty four years of investigative experience. Mr. Edwards is a prior chief law enforcement officer with the Las Vegas Metropolitan Police Department, retiring after twenty six years as a Deputy Chief of Investigations.

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